Exhibit 99.1

Morgan Stanley Fourth Quarter and Full Year 2021 Earnings Results

Morgan Stanley Reports Fourth Quarter Net Revenues of $14.5 Billion, EPS of $2.01 and ROTCE of 19.8%; Record Full Year Net Revenues of $59.8 Billion, EPS of $8.03 and ROTCE of 19.8%

NEW YORK, January 19, 2022 – Morgan Stanley (NYSE: MS) today reported net revenues of $14.5 billion for the fourth quarter ended December 31, 2021 compared with $13.6 billion a year ago. Net income applicable to Morgan Stanley was $3.7 billion, or $2.01 per diluted share,1 compared with $3.4 billion, or $1.81 per diluted share,1 for the same period a year ago.

Full year net revenues were $59.8 billion compared with $48.8 billion a year ago. Net income applicable to Morgan Stanley for the current year was $15.0 billion, or $8.03 per diluted share,1 compared with $11.0 billion, or $6.46 per diluted share,1 a year ago. The comparisons of current year results to prior periods were impacted by the acquisitions of E*TRADE Financial Corporation (“E*TRADE”) and Eaton Vance Corp. (“Eaton Vance”).

James P. Gorman, Chairman and Chief Executive Officer, said, “2021 was an outstanding year for our Firm. We delivered record net revenues of $60 billion and a ROTCE of 20%, with stand-out results in each of our business segments. Wealth Management grew client assets by nearly $1 trillion to $4.9 trillion this year, with $438 billion in net new assets. Combined with Investment Management, we now have $6.5 trillion in client assets. Our integrated investment bank has continued to gain wallet share. We have a sustainable business model with scale, capital flexibility, momentum and growth.”

Financial Summary[2],3,4
Firm ($MM, except per share data)	4Q 2021	4Q 2020	FY 2021	FY 2020

Net revenues	$14,524	$13,597	$59,755	$48,757
Provision for credit losses	$5	$4	$4	$761
Compensation expense	$5,487	$5,450	$24,628	$20,854
Non-compensation expenses	$4,148	$3,713	$15,455	$12,724
Pre-tax income[9]	$4,884	$4,430	$19,668	$14,418
Net income app. to MS	$3,696	$3,385	$15,034	$10,996
Expense efficiency ratio[7]	66%	67%	67%	69%
Earnings per diluted share	$2.01	$1.81	$8.03	$6.46
Book value per share	$55.12	$51.13	$55.12	$51.13
Tangible book value per share	$40.91	$41.95	$40.91	$41.95
Return on equity	14.7%	14.7%	15.0%	13.1%
Return on tangible equity[5]	19.8%	17.7%	19.8%	15.2%
Institutional Securities
Net revenues	$6,669	$6,970	$29,833	$26,476
Investment Banking	$2,434	$2,302	$10,272	$7,204
Equity	$2,857	$2,534	$11,435	$9,921
Fixed Income	$1,228	$1,790	$7,516	$8,847
Wealth Management
Net revenues	$6,254	$5,672	$24,243	$19,086
Fee-based client assets ($Bn)[10]	$1,839	$1,472	$1,839	$1,472
Fee-based asset flows ($Bn)[11]	$37.8	$24.1	$179.3	$77.4
Net new assets ($Bn)[12]	$127.1	$73.4	$437.7	$175.4
Loans ($Bn)	$129.2	$98.1	$129.2	$98.1
Investment Management
Net revenues	$1,751	$1,100	$6,220	$3,734
AUM ($Bn)[13]	$1,565	$781	$1,565	$781
Long-term net flows ($Bn)[14]	$(1.1)	$8.5	$26.4	$41.0

Full Year Highlights

• • • • • • •
The Firm’s full year results reflect both record net revenues of $59.8 billion up 23% year over year and net income of $15.0 billion up 37%.

The Firm delivered full year ROTCE of 19.8%.[5],6

The full year Firm expense efficiency ratio was 67%.[6],[7]

Common Equity Tier 1 capital standardized ratio was 16.0%.

Institutional Securities reported record full year net revenues of $29.8 billion up 13% with strong revenues across Advisory, Underwriting, and Equity.

Wealth Management delivered a full year pre-tax margin of 25.5% or 26.9% excluding integration-related expenses.[6],[8]  The business added net new assets of $438 billion and total client assets under management were $4.9 trillion, up 23% from a year ago.

Investment Management reported full year net revenues above $6 billion driven by strong fee-based asset management revenues on record AUM of $1.6 trillion.

Media Relations: Wesley McDade 212-761-2430	Investor Relations: Leslie Bazos 212-761-5352

Fourth Quarter Results

Institutional Securities

Institutional Securities reported net revenues for the current quarter of $6.7 billion compared with $7.0 billion a year ago. Pre-tax income was $3.0 billion compared with $3.2 billion a year ago.9

Investment Banking revenues up 6% from a year ago:

•	Advisory revenues increased from a year ago driven by higher completed M&A transactions.

•	Equity underwriting revenues decreased from a year ago due to declines in follow-on offerings and blocks, partially offset by higher revenues from private placements.

•	Fixed income underwriting revenues increased from a year ago driven by higher securitized products and non-investment grade issuances.

Equity net revenues up 13% from a year ago:

•
Equity net revenues increased from a year ago driven by higher prime brokerage revenues as a result of higher client balances, and also included a significant mark-to-market gain of $225 million on a strategic investment, partially offset by declines in cash equities and derivatives.

Fixed Income net revenues down 31% from a year ago:

•	Fixed Income net revenues decreased from a year ago driven by a challenging trading environment in rates and lower volumes and tighter bid-offer spreads in credit.

Other:

•
Other revenues decreased from a year ago due to lower gains on investments associated with certain employee deferred compensation plans and lower mark-to-market gains on corporate loans held for sale, net of related hedges.

Total Expenses:

•	Compensation expense decreased from a year ago reflecting lower expenses related to certain deferred compensation plans linked to investment performance.

•	Non-compensation expenses increased from a year ago primarily driven by higher volume related expenses.

($ millions)	4Q 2021	4Q 2020
Net Revenues	$6,669	$6,970

Investment Banking	$2,434	$2,302
Advisory	$1,071	$827
Equity underwriting	$853	$1,000
Fixed income underwriting	$510	$475

Equity	$2,857	$2,534
Fixed Income	$1,228	$1,790
Other	$150	$344

Provision for credit losses	$(8)	$13

Total Expenses	$3,705	$3,797
Compensation	$1,370	$1,575
Non-compensation	$2,335	$2,222

Wealth Management

Wealth Management reported net revenues for the current quarter of $6.3 billion compared with $5.7 billion a year ago.  Pre-tax income of $1.4 billion9 in the current quarter resulted in a pre-tax margin of 22.6% or 24.4% excluding the impact of integration-related expenses.6,8

Net revenues up 10% from a year ago:

•	Asset management revenues increased from a year ago reflecting higher asset levels driven by market appreciation and strong positive fee-based flows.

•	Transactional revenues[15] were essentially unchanged excluding the impact of mark-to-market gains on investments associated with certain employee deferred compensation plans.

•	Net interest income increased from a year ago primarily driven by strong growth in bank lending and higher brokerage sweep deposits.

Total Expenses:

•
Compensation expense increased from a year ago driven by higher compensable revenues and higher benefits cost, partially offset by lower expenses related to certain deferred compensation plans linked to investment performance.

•	Non-compensation expenses increased from a year ago driven by higher professional services and integration-related expenses.[6]

($ millions)	4Q 2021	4Q 2020
Net Revenues	$6,254	$5,672
Asset management	$3,700	$2,975
Transactional[15]	$1,027	$1,340
Net interest	$1,405	$1,207
Other	$122	$150
Provision for credit losses	$13	$(9)
Total Expenses	$4,826	$4,611
Compensation	$3,486	$3,345
Non-compensation	$1,340	$1,266

Investment Management

Investment Management reported net revenues of $1.8 billion compared with $1.1 billion a year ago.  Pre-tax income was $508 million compared with $196 million a year ago.9  The comparisons of current year results to prior periods were impacted by the acquisition of Eaton Vance completed on March 1, 2021.

Net revenues up 59% from a year ago:

•	Asset management and related fees increased from a year ago driven by the Eaton Vance acquisition, higher performance fees, and higher average AUM.

•	Performance-based income and other revenues decreased from a year ago reflecting losses on investments associated with certain employee deferred compensation plans.

Total Expenses:

•
Compensation expense increased from a year ago primarily driven by the Eaton Vance acquisition,[6] partially offset by lower expenses related to certain deferred compensation plans linked to investment performance.

•	Non-compensation expenses increased from a year ago primarily driven by the Eaton Vance acquisition.[6]

($ millions)	4Q 2021	4Q 2020
Net Revenues	$1,751	$1,100
Asset management and related fees	$1,585	$869
Performance-based income and other	$166	$231
Total Expenses	$1,243	$904
Compensation	$631	$530
Non-compensation	$612	$374

Full Year Results

Institutional Securities

Institutional Securities reported record net revenues of $29.8 billion compared with $26.5 billion a year ago.  Pre-tax income was $11.8 billion compared with $9.2 billion in the prior year.9

Investment Banking revenues up 43% from a year ago:

•	Record Advisory revenues increased from a year ago driven by higher completed M&A transactions.

•	Record Equity underwriting revenues increased from a year ago primarily on higher volumes in IPOs, private placements and blocks.

•	Record Fixed income underwriting revenues increased from a year ago on higher non-investment grade loan and bond issuances driven by increased event driven financing.

Equity net revenues up 15% from a year ago:

•	Record Equity net revenues increased from a year ago reflecting strong performance across products and geographies, with notable strength in Asia, driven by higher client engagement.

Fixed Income net revenues down 15% from a year ago:

•
Fixed Income net revenues decreased versus a strong prior year with declines across businesses driven by tighter bid-offer spreads in macro and credit corporates, partially offset by securitized products.

Other:

•
Other revenues increased from a year ago driven by higher contributions from our Mitsubishi UFJ securities joint venture and mark-to-market gains on corporate loans held for sale, net of related hedges.

Provision for credit losses:

•	Provision for credit losses decreased from a year ago as a result of an improved macroeconomic environment versus the prior year.

Total Expenses:

•	Compensation expense increased from a year ago driven by higher discretionary compensation on higher revenues as well as increases in salaries and benefits.

•	Non-compensation expenses increased from a year ago primarily driven by higher volume related expenses.

($ millions)	FY 2021	FY 2020
Net Revenues	$29,833	$26,476

Investment Banking	$10,272	$7,204
Advisory	$3,487	$2,008
Equity underwriting	$4,437	$3,092
Fixed income underwriting	$2,348	$2,104

Equity	$11,435	$9,921
Fixed Income	$7,516	$8,847
Other	$610	$504

Provision for credit losses	$(7)	$731

Total Expenses	$18,026	$16,594
Compensation	$9,165	$8,342
Non-compensation	$8,861	$8,252

Wealth Management

Wealth Management reported net revenues of $24.2 billion compared with $19.1 billion a year ago.  Pre-tax income of $6.2 billion9 in the current year resulted in a reported pre-tax margin of 25.5% or 26.9% excluding the impact of integration-related expenses.6,8  The comparisons of current year results to prior periods were impacted by the acquisition of E*TRADE in the fourth quarter of 2020.

Net revenues up 27% from a year ago:

•	Asset management revenues increased from a year ago on higher asset levels driven by market appreciation and record fee-based flows.

•
Transactional revenues[15] increased 29% excluding the impact of mark-to-market gains on investments associated with certain employee deferred compensations plans. Results reflect incremental revenues due to the E*TRADE acquisition and strong client activity.

•
Net interest income increased from a year ago primarily driven by the E*TRADE acquisition, strong growth in bank lending, improved mortgage securities prepayment impact, and higher brokerage sweep deposits, partially offset by the impact of lower average rates.

Total Expenses:

•	Compensation expense increased from a year ago primarily driven by higher compensable revenues and higher compensation driven by the E*TRADE acquisition.[6]

•	Non-compensation expenses increased from a year ago primarily driven by the E*TRADE acquisition.[6]

($ millions)	FY 2021	FY 2020
Net Revenues	$24,243	$19,086
Asset management	$13,966	$10,955
Transactional[15]	$4,259	$3,694
Net interest	$5,393	$4,022
Other	$625	$415
Provision for credit losses	$11	$30
Total Expenses	$18,051	$14,669
Compensation	$13,090	$10,970
Non-compensation	$4,961	$3,699

Investment Management

Investment Management reported net revenues of $6.2 billion compared with $3.7 billion a year ago.  Pre-tax income was $1.7 billion compared with $870 million in the prior year.9 The comparisons of current year results to prior periods were impacted by the acquisition of Eaton Vance completed on March 1, 2021.

Net revenues up 67% from a year ago:

•	Asset management and related fees increased due to the Eaton Vance acquisition, record AUM on strong performance and positive flows across all asset classes.

•
Performance-based income and other revenues decreased from a year ago reflecting lower results in our Asia private equity business, primarily driven by an underlying public investment and lower gains on investments associated with certain employee deferred compensation plans. The decrease was partially offset by higher accrued carried interest across our private funds.

Total Expenses:

•
Compensation expense increased from a year ago driven by the Eaton Vance acquisition[6] and higher compensation associated with carried interest, partially offset by lower expenses related to certain deferred compensation plans linked to investment performance.

•	Non-compensation expenses increased from a year ago primarily driven by the Eaton Vance acquisition.[6]

($ millions)	FY 2021	FY 2020
Net Revenues	$6,220	$3,734
Asset management and related fees	$5,576	$3,013
Performance-based income and other	$644	$721

Total Expenses	$4,542	$2,864
Compensation	$2,373	$1,542
Non-compensation	$2,169	$1,322

Other Matters

•	The Firm repurchased $2.8 billion of its outstanding common stock during the quarter as part of its Share Repurchase Program.

•	The Board of Directors declared a $0.70 quarterly dividend per share, payable on February 15, 2022 to common shareholders of record on January 31, 2022.

•
The Firm early adopted the Standardized Approach for Counterparty Credit Risk (SA-CCR) under Basel III on December 1, 2021. As a result of the adoption, as of December 31, 2021 our risk-weighted assets under the Standardized Approach increased by $23 billion and our Standardized CET1 capital ratio decreased by 82 basis points.[20]

	4Q 2021	4Q 2020	FY 2021	FY 2020
Common Stock Repurchases
Repurchases ($MM)	$2,833	NA	$11,464	$1,347
Number of Shares (MM)	28	NA	126	29
Average Price	$99.80	NA	$91.13	$46.01
Period End Shares (MM)	1,772	1,810	1,772	1,810
Tax Rate	23.9%	23.0%	23.1%	22.5%
Capital[16]
Standardized Approach
CET1 capital17,[20]	16.0%	17.4%
Tier 1 capital[17]	17.6%	19.4%
Advanced Approach
CET1 capital[17]	17.5%	17.7%
Tier 1 capital[17]	19.3%	19.8%
Leveraged-based capital
Tier 1 leverage[18]	7.1%	8.4%
SLR[19]	5.6%	7.4%

Morgan Stanley is a leading global financial services firm providing a wide range of investment banking, securities, wealth management and investment management services. With offices in more than 41 countries, the Firm’s employees serve clients worldwide including corporations, governments, institutions and individuals. For further information about Morgan Stanley, please visit www.morganstanley.com.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.morganstanley.com.

NOTICE:

The information provided herein and in the financial supplement, including information provided on the Firm’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available on www.morganstanley.com.

This earnings release may contain forward-looking statements, including the attainment of certain financial and other targets, objectives and goals. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations, assumptions, interpretations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of risks and uncertainties that may affect the future results of the Firm, please see “Forward-Looking Statements” preceding Part I, Item 1, “Competition” and “Supervision and Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Risk” in Part II, Item 7A in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2020 and other items throughout the Form 10-K, the Firm’s Quarterly Reports on Form 10-Q and the Firm’s Current Reports on Form 8-K, including any amendments thereto.

1 Includes preferred dividends related to the calculation of earnings per share for the fourth quarter of 2021 and 2020 of approximately $104 million and $119 million, respectively. Includes preferred dividends related to the calculation of earnings per share for the years ended 2021 and 2020 of approximately $468 million and $496 million, respectively.

2 The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable U.S. GAAP financial measure.

3 Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics which we believe to be useful to us, analysts, investors, and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.

4 The provision for credit losses for loans and lending commitments is now presented as a separate line in the consolidated income statements.

5 Return on average tangible common equity is a non-GAAP financial measures that the Firm considers useful for analysts, investors and other stakeholders to allow comparability of period-to-period operating performance and capital adequacy.  The calculation of return on average tangible common equity represents full year or annualized net income applicable to Morgan Stanley less preferred dividends as a percentage of average tangible common equity.  Tangible common equity, also a non-GAAP financial measure, represents common equity less goodwill and intangible assets net of allowable mortgage servicing rights deduction.

6 The Firm’s and business segment’s fourth quarter and full year results for 2021 and 2020 include integration-related expenses as a result of the E*TRADE and Eaton Vance acquisitions reported in the Wealth Management segment and Investment Management segment, respectively. The amounts are presented as follows (in millions):

	4Q 2021	4Q 2020	FY 2021	FY 2020
Firm
Compensation	$25	$151	$102	$151
Non-compensation	121	80	354	80
Total non-interest expenses	$146	$231	$456	$231
Total non-interest expenses (after-tax)	$114	$189	$352	$189

Wealth Management
Compensation	$10	$151	$58	$151
Non-compensation	99	80	288	80
Total non-interest expenses	$109	$231	$346	$231
Total non-interest expenses (after-tax)	$85	$189	$267	$189

Investment Management
Compensation	$15	-	$44	-
Non-compensation	22	-	66	-
Total non-interest expenses	$37	-	$110	-
Total non-interest expenses (after-tax)	$29	-	$85	-

7 The Firm expense efficiency ratio of 67.1% represents total non-interest expenses as a percentage of net revenues. The Firm expense efficiency ratio excluding integration-related expenses of 66.3% represents total non-interest expenses adjusted for integration-related expenses as a percentage of net revenues. The Firm expense efficiency ratio excluding integration-related expenses is a non-GAAP financial measure that the Firm considers useful for analysts, investors and other stakeholders to allow comparability of period-to-period operating performance.

8 Pre-tax margin represents income before taxes divided by net revenues.  Wealth Management pre-tax margin excluding the integration-related expenses represents income before taxes less those expenses divided by net revenues.  Wealth Management pre-tax margin excluding integration-related expenses is a non-GAAP financial measure that the Firm considers useful for analysts, investors and other stakeholders to allow comparability of period-to-period operating performance.

9 Pre-tax income represents income before taxes.

10 Wealth Management fee-based client assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.

11 Wealth Management fee-based asset flows include net new fee-based assets (including asset acquisitions), net account transfers, dividends, interest, and client fees, and exclude institutional cash management related activity.

12 Wealth Management net new assets represent client inflows, including dividends and interest, and asset acquisitions, less client outflows, and exclude activity from business combinations/divestitures and the impact of fees and commissions.

13 AUM is defined as assets under management or supervision.

14 Long-term net flows include the Equity, Fixed Income and Alternative and Solutions asset classes and excludes the Liquidity and Overlay Services asset class.

15 Transactional revenues include investment banking, trading, and commissions and fee revenues.  Transactional revenues excluding the impact of mark-to-market gains on investments associated with employee deferred cash-based compensation plans is a non-GAAP financial measure that the Firm considers useful for analysts, investors and other stakeholders to allow better comparability of period-to-period operating performance and capital adequacy.

16 Capital ratios are estimates as of the press release date, January 19, 2022.

17 CET1 capital is defined as Common Equity Tier 1 capital.  The Firm’s risk-based capital ratios are computed under each of the (i) standardized approaches for calculating credit risk and market risk risk‐weighted assets (RWAs) (the “Standardized Approach”) and (ii) applicable advanced approaches for calculating credit risk, market risk and operational risk RWAs (the “Advanced Approach”).  For information on the calculation of regulatory capital and ratios, and associated regulatory requirements, please refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Regulatory Requirements" in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2020 (2020 Form 10-K).

18 The Tier 1 leverage ratio is a leverage-based capital requirement that measures the Firm’s leverage.  Tier 1 leverage ratio utilizes Tier 1 capital as the numerator and average adjusted assets as the denominator.

19 The Firm’s supplementary leverage ratio (SLR) utilizes a Tier 1 capital numerator of approximately $83.4 billion and $88.1 billion, and supplementary leverage exposure denominator of approximately $1.48 trillion and $1.19 trillion, for the fourth quarter of 2021 and 2020, respectively.  Based on a Federal Reserve interim final rule that was in effect until March 31, 2021, our SLR and supplementary leverage exposure as of December 31, 2020 reflect the exclusion of U.S. Treasury securities and deposits at Federal Reserve Banks.  The exclusion of these assets had the effect of increasing our SLR by 0.8% as of December 31, 2020.

20 The Firm early adopted the standardized approach for counterparty credit risk (SA-CCR) under Basel III on December 1, 2021. SA-CCR replaced the current exposure method used to measure derivatives counterparty exposure within the Standardized Approach risk-weighted assets (RWAs) and Supplementary Leverage Ratio exposure calculations in the regulatory capital framework.  As a result of the adoption, as of December 31, 2021 our risk-weighted assets under the Standardized Approach increased by $23 billion and our Standardized CET1 capital ratio decreased by 82 basis points.

Consolidated Income Statement Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Sep 30, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020	Change
Revenues:
Investment banking	$2,581	$3,013	$2,435	(14%)	6%	$10,994	$7,674	43%
Trading	2,394	2,861	3,229	(16%)	(26%)	12,810	13,983	(8%)
Investments	632	45	327	*	93%	1,376	986	40%
Commissions and fees	1,307	1,280	1,352	2%	(3%)	5,521	4,851	14%
Asset management	5,395	5,201	3,926	4%	37%	19,967	14,272	40%
Other	126	290	457	(57%)	(72%)	1,042	678	54%
Total non-interest revenues	12,435	12,690	11,726	(2%)	6%	51,710	42,444	22%

Interest income	2,411	2,351	2,245	3%	7%	9,411	10,162	(7%)
Interest expense	322	288	374	12%	(14%)	1,366	3,849	(65%)
Net interest	2,089	2,063	1,871	1%	12%	8,045	6,313	27%
Net revenues	14,524	14,753	13,597	(2%)	7%	59,755	48,757	23%

Provision for credit losses	5	24	4	(79%)	25%	4	761	(99%)

Non-interest expenses:
Compensation and benefits	5,487	5,920	5,450	(7%)	1%	24,628	20,854	18%

Non-compensation expenses:
Brokerage, clearing and exchange fees	811	825	776	(2%)	5%	3,341	2,929	14%
Information processing and communications	833	788	697	6%	20%	3,119	2,465	27%
Professional services	829	734	679	13%	22%	2,933	2,205	33%
Occupancy and equipment	479	427	456	12%	5%	1,725	1,559	11%
Marketing and business development	205	146	161	40%	27%	643	434	48%
Other	991	1,015	944	(2%)	5%	3,694	3,132	18%
Total non-compensation expenses	4,148	3,935	3,713	5%	12%	15,455	12,724	21%

Total non-interest expenses	9,635	9,855	9,163	(2%)	5%	40,083	33,578	19%

Income before provision for income taxes	4,884	4,874	4,430	--	10%	19,668	14,418	36%
Provision for income taxes	1,168	1,150	1,018	2%	15%	4,548	3,239	40%
Net income	$3,716	$3,724	$3,412	--	9%	$15,120	$11,179	35%
Net income applicable to nonredeemable noncontrolling interests	20	17	27	18%	(26%)	86	183	(53%)
Net income applicable to Morgan Stanley	3,696	3,707	3,385	--	9%	15,034	10,996	37%
Preferred stock dividend	104	123	119	(15%)	(13%)	468	496	(6%)
Earnings applicable to Morgan Stanley common shareholders	$3,592	$3,584	$3,266	--	10%	$14,566	$10,500	39%

The End Notes are an integral part of this presentation.  Refer to the Financial Supplement on pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice for additional information.

Consolidated Financial Metrics, Ratios and Statistical Data
(unaudited)
	Quarter Ended			Percentage Change From:		Twelve Months Ended		Percentage
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Sep 30, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020	Change

Financial Metrics:

Earnings per basic share	$2.05	$2.01	$1.84	2%	11%	$8.16	$6.55	25%
Earnings per diluted share	$2.01	$1.98	$1.81	2%	11%	$8.03	$6.46	24%

Return on average common equity	14.7%	14.5%	14.7%			15.0%	13.1%
Return on average tangible common equity	19.8%	19.6%	17.7%			19.8%	15.2%

Book value per common share	$55.12	$54.56	$51.13			$55.12	$51.13
Tangible book value per common share	$40.91	$40.47	$41.95			$40.91	$41.95

Excluding integration-related expenses
Adjusted earnings per diluted share	$2.08	$2.04	$1.92	2%	8%	$8.22	$6.58	25%
Adjusted return on average common equity	15.2%	15.0%	15.6%			15.3%	13.3%
Adjusted return on average tangible common equity	20.4%	20.2%	18.7%			20.2%	15.4%

Financial Ratios:

Pre-tax profit margin	34%	33%	33%			33%	30%
Compensation and benefits as a % of net revenues	38%	40%	40%			41%	43%
Non-compensation expenses as a % of net revenues	29%	27%	27%			26%	26%
Firm expense efficiency ratio	66%	67%	67%			67%	69%
Firm expense efficiency ratio excluding integration-related expenses	65%	66%	66%			66%	68%
Effective tax rate	23.9%	23.6%	23.0%			23.1%	22.5%

Statistical Data:

Period end common shares outstanding (millions)	1,772	1,799	1,810	(2%)	(2%)
Average common shares outstanding (millions)
Basic	1,751	1,781	1,774	(2%)	(1%)	1,785	1,603	11%
Diluted	1,785	1,812	1,802	(1%)	(1%)	1,814	1,624	12%

Worldwide employees	74,814	73,620	68,097	2%	10%

Notes:
‐
For the quarters ended December 31, 2021 and September 30, 2021 and the full year ended December 31, 2021, Firm results include pre-tax integration-related expenses of $146 million, $145 million and $456 million ($114 million, $111 million and $352 million after-tax) respectively, reported in the Wealth Management and Investment Management business segments. For the quarter and full year ended December 31, 2020, Firm results include pre-tax integration-related expenses of $231 million ($189 million after-tax) reported in the Wealth Management segment.

-
The End Notes are an integral part of this presentation.  Refer to the Financial Supplement on pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definitions of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice for additional information.